LENDER INCREASE AGREEMENT

Dated as of January 22, 2015
among
OSHKOSH CORPORATION,
THE OTHER LOAN PARTIES PARTY HERETO,
THE VARIOUS FINANCIAL INSTITUTIONS PARTY HERETO,
and
BANK OF AMERICA, N.A.,
as Agent
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
J.P. MORGAN SECURITIES LLC
RBS SECURITIES INC.
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers and Joint Bookrunners

LENDER INCREASE AGREEMENT

THIS LENDER INCREASE AGREEMENT (this “Agreement”) dated as of January 22, 2015 is among OSHKOSH CORPORATION, a Wisconsin corporation (the “Borrower”), the other Loan Parties party hereto, the Lenders identified on the signature pages hereto (the “Applicable Lenders”) and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Agent”).

WITNESSETH

WHEREAS, credit facilities have been extended to the Borrower pursuant to the terms of that certain Amended and Restated Credit Agreement (as amended, modified or supplemented from time to time, the “Credit Agreement”) dated as of March 21, 2014 among the Borrower, certain of the Borrower’s Subsidiaries from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Agent, an Issuer and Swing Line Lender;

WHEREAS, pursuant to Section 2.20 of the Credit Agreement, the Borrower may, upon notice to the Agent, request an increase in the Revolving Credit Facility by increasing the respective Revolving Commitments of one or more existing Revolving Lenders that have agreed to such increase; and

WHEREAS, the Applicable Lenders have agreed to increase their respective Revolving Commitments under the Credit Agreement on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Defined Terms. Capitalized terms defined in the Credit Agreement and used herein without other definition shall have the meanings assigned to such terms in the Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 3 of this Agreement, the “Revolving Credit Increase Effective Date”, as contemplated by Section 2.20(b) of the Credit Agreement, shall mean January 26, 2015. For purposes of this Agreement, the increase in the Aggregate Revolving Commitment contemplated hereby shall be referred to herein as the “Revolving Facility Increase”.

2.    Commitments. The Applicable Lenders hereby agree that, from and after the Revolving Credit Increase Effective Date, the Applicable Lenders shall have Revolving Commitments under the Credit Agreement in the respective amounts set forth on Schedule 2.01 attached hereto. The existing Schedule 2.01 to the Credit Agreement shall be deemed amended as of the Revolving Credit Increase Effective Date to read as provided on Schedule 2.01 attached hereto. The Borrower acknowledges and agrees that, upon and after the Revolving Credit Increase Effective Date, the “Aggregate Revolving Commitment” under the Credit Agreement will equal EIGHT HUNDRED FIFTY MILLION DOLLARS ($850,000,000).

3.    Conditions Precedent. This Agreement shall be effective as of the date hereof upon satisfaction of each of the following conditions precedent: (a) receipt by the Agent of this Agreement duly executed by the Borrower, each other Loan Party, each Applicable Lender and the Agent and (b) receipt of such other documents, certificates or materials as may be reasonably requested by the Agent or any Applicable Lender. The Agent’s execution and delivery of its signature page to this Agreement shall constitute conclusive evidence of the satisfaction of the foregoing conditions.

The increase of the Revolving Commitments contemplated by this Agreement shall be subject to the satisfaction of each of the following conditions precedent: (i) receipt by the Agent of the certificates required by Section 2.20(c) of the Credit Agreement dated as of the Revolving Credit Increase Effective Date and including (A) certifications as to calculation of and compliance with the Incremental Amount, (B) certifications that the incumbency certificate of each Loan Party delivered on the Effective Date (or, if applicable, the date of the joinder agreement pursuant to which such Loan Party became a Loan Party) reflects the names and true signatures of the officers of each Loan Party authorized to execute, deliver and perform the Loan Documents as of the Revolving Credit Increase Effective Date, or, if such incumbency certificates have changed, attaching updates thereof, (C) certifications that the Organization Documents of each Loan Party delivered on the Effective Date (or, if applicable, the date of the joinder agreement pursuant to which such Loan Party became a Loan Party) have not been amended, supplemented or otherwise modified and remain in full force and effect as of the Revolving Credit Increase Effective Date or, if such Organization Documents have changed, attaching copies thereof and (D) a good standing certificate or certificate of status for each Loan Party from the Secretary of State (or similar, applicable Governmental Authority) of its jurisdiction of organization or formation, in each case dated as of a recent date before the Revolving Credit Increase Effective Date; (ii) prepayment of any Revolving Loans on the Revolving Credit Increase Effective Date to the extent necessary to keep the outstanding Revolving Loans ratable with the revised Revolving Commitments as of such date; and (iii) payment of all accrued and unpaid fees, costs and expenses to the extent due and payable on the Revolving Credit Increase Effective Date, together with Attorney Costs of the Agent to the extent invoiced reasonably in advance of such date, plus such additional amounts of Attorney Costs as shall constitute the Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrower and the Agent).

Each Applicable Lender agrees that, unless the Agent has received written notice from such Applicable Lender specifying its objection thereto prior to the Revolving Credit Increase Effective Date, such Applicable Lender shall be deemed to have acknowledged the satisfaction of each of the foregoing conditions precedent as of the Revolving Credit Increase Effective Date.

4.    Upfront Fee. Each Applicable Lender, the Borrower and the Agent acknowledge that each Applicable Lender shall receive, on the Revolving Credit Increase Effective Date (pursuant to that certain Engagement Letter dated as of January 21, 2015, by and between the Borrower and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”)), an upfront fee equal to 0.125% of its allocated commitment with respect to the Revolving Facility Increase (such upfront fee, with respect to any Applicable Lender, being such Applicable Lender’s “Applicable Lender Upfront Fee”). Each Applicable Lender hereby agrees to convey to any Person designated by MLPFS as an assignee of any portion of such Applicable Lender’s allocated commitment with respect to the Revolving Facility Increase (and provided that such assignment is consented to by the Borrower in accordance with Section 11.07(a)(iii) of the Credit Agreement) on or before the Syndication Date, that portion of such Applicable Lender’s Applicable Lender Upfront Fee that is attributable (as determined by MLPFS) to the assigned portion of such Applicable Lender’s allocated commitment with respect to the Revolving Facility Increase. Any failure by an Applicable Lender to convey to any assignee in accordance with the foregoing sentence within three (3) Business Days of the date the assignment agreement with respect thereto is effective will result in such Applicable Lender immediately becoming a “Defaulting Lender” under the Loan Documents pursuant to clause (a)(ii) of the definition thereof. For purposes hereof, the “Syndication Date” shall mean the earlier of (x) the date that a master assignment agreement (or one or more separate assignments and assumptions) is executed by the Borrower and the Agent with respect to the Revolving Facility Increase and (y) the sixtieth (60th) day following the Revolving Credit Increase Effective Date.

5.    Miscellaneous.

(a)    Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents. This Agreement is a Loan Document.

(b)    Each Loan Party hereby represents and warrants as follows as of the Revolving Credit Increase Effective Date:

(i)    Each Loan Party has taken all necessary action to authorize its execution, delivery and performance of this Agreement.

(ii)    This Agreement has been duly executed and delivered by each Loan Party and constitutes the legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party in accordance with its terms, except as enforceability may be may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(iii)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (except those that have been obtained and remain in effect and disclosure filings that are required to be made with the SEC in connection with the transactions contemplated by this Agreement) is necessary or required to be made or obtained by any Loan Party in connection with the execution, delivery or performance by such Loan Party of this Agreement or for the enforcement against such Loan Party of this Agreement.

(c)    The Borrower represents and warrants that (i) the representations and warranties in Article VI of the Credit Agreement are true and correct in all material respects (or, if any such representation and warranty is qualified by reference to materiality or Material Adverse Effect, it is true and correct in all respects) on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date) and (ii) no Default or Event of Default exists or shall result from the execution, delivery and performance of this Agreement.

(d)    This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

(e)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF).

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:    OSHKOSH CORPORATION,
a Wisconsin corporation
By: /s/ R. Scott Grennier
Name: R. Scott Grennier
Title: Senior Vice President and Treasurer
GUARANTORS:        JLG INDUSTRIES, INC.,
a Pennsylvania corporation
By: /s/ R. Scott Grennier
Name: R. Scott Grennier
Title:    Senior Vice President and Treasurer
MCNEILUS FINANCIAL, INC.,
a Texas corporation
By: /s/ R. Scott Grennier
Name: R. Scott Grennier
Title:    Senior Vice President and Treasurer
PIERCE MANUFACTURING INC.,
a Wisconsin corporation
By: /s/ R. Scott Grennier
Name: R. Scott Grennier
Title:    Senior Vice President and Treasurer
OSHKOSH DEFENSE, LLC,
a Wisconsin limited liability company
By: /s/ R. Scott Grennier
Name: R. Scott Grennier
Title:    Senior Vice President and Treasurer
OSHKOSH AIRPORT PRODUCTS, LLC,
a Wisconsin limited liability company
By: /s/ R. Scott Grennier
Name: R. Scott Grennier
Title:    Senior Vice President and Treasurer

OSHKOSH COMMERCIAL PRODUCTS, LLC,
a Wisconsin limited liability company
By: /s/ R. Scott Grennier
Name:    R. Scott Grennier
Title:    Senior Vice President and Treasurer
PLEDGORS:            MCNEILUS COMPANIES, INC.,
a Minnesota corporation
By: /s/ R. Scott Grennier
Name:    R. Scott Grennier
Title:    Senior Vice President and Treasurer
MCNEILUS TRUCK AND MANUFACTURING, INC.,
a Minnesota corporation
By: /s/ R. Scott Grennier
Name:    R. Scott Grennier
Title:    Senior Vice President and Treasurer

AGENT:            BANK OF AMERICA, N.A.,
as Agent
By: /s/ Rosanne Parsill
Name:    Rosanne Parsill
Title:    Vice President

APPLICABLE LENDERS:    BANK OF AMERICA, N.A.,
as an Applicable Lender
By: /s/ Steven K. Kessler
Name:    Steven K. Kessler
Title:    Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as an Applicable Lender
By: /s/ Suzanne Ergastolo
Name:    Suzanne Ergastolo
Title:    Vice President

THE ROYAL BANK OF SCOTLAND PLC,
as an Applicable Lender
By: /s/ James Welch
Name:    James Welch
Title:    Director

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as an Applicable Lender
By: /s/ Mark Holm
Name:    Mark Holm
Title:    Managing Director

SCHEDULE 2.01

LENDER	REVOLVING COMMITMENT	APPLICABLE PERCENTAGE OF AGGREGATE REVOLVING COMMITMENT
Bank of America, N .A.	$116,500,000.00	13.705882350%
JPMorgan Chase Bank, N.A.	$116,500,000.00	13.705882350%
The Royal Bank of Scotland plc	$116,500,000.00	13.705882350%
Wells Fargo Bank, National Association	$116,500,000.00	13.705882350%
Credit Agricole Corporate and Investment Bank	$36,000,000.00	4.235294118%
HSBC Bank USA, National Association	$36,000,000.00	4.235294118%
PNC Bank, National Association	$36,000,000.00	4.235294118%
Sumitomo Mitsui Banking Corporation, New York Branch	$36,000,000.00	4.235294118%
SunTrust Bank	$36,000,000.00	4.235294118%
TD Bank, N.A.	$36,000,000.00	4.235294118%
U.S. Bank National Association	$36,000,000.00	4.235294118%
Associated Bank, N.A.	$18,000,000.00	2.117647058%
Comerica Bank	$18,000,000.00	2.117647058%
The Northern Trust Company	$15,000,000.00	1.764705882%
Bank of the West	$12,000,000.00	1.411764706%
Branch Banking and Trust Company	$12,000,000.00	1.411764706%
Capital One, National Association	$12,000,000.00	1.411764706%
First Bank of Highland Park	$12,000,000.00	1.411764706%
City National Bank, a National Banking association	$9,000,000.00	1.058823529%
Regions Bank	$9,000,000.00	1.058823529%
Sabadell United Bank, N.A.	$9,000,000.00	1.058823529%
Mega International Commercial Bank Co., Ltd., Silicon Valley Branch	$6,000,000.00	0.705882353%
TOTAL	$850,000,000.00	100.000000000%